FOURTH AMENDMENT
TO
CONUNTRYWIDE CREDIT INDUSTRIES, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

        Countrywide Credit Industries, Inc. a Delaware corporation (the “Company”) pursuant to the power granted to it by Section 5.2 of the Countrywide Credit Industries, Inc. Supplemental Executive Retirement Plan, 1998 Amendment and Restatement (the “Plan”), hereby amends the Plan to change the Plan Year to the calendar year.

         Section 1.17 is hereby deleted in its entirety and new Section 1.17 is inserted in its place as follows:

        “Plan Year shall, for the first Plan Year, begin on March 1, 1994, and end on February 28, 1995. For each Plan Year thereafter, the Plan Year shall begin on March 1 of each year and continue through February 28 of the next year. Commencing March 1, 2002, the last day of the Plan Year shall be December 31, 2002. Thereafter the Plan Year shall be the calendar year.

         The Company has caused this Amendment to be signed by its duly authorized officer as of the date written below.

Countrywide Credit Industries, Inc. By: /s/ Anne McCallion Anne McCallion Managing Director, Chief Administrative Officer Date: August 13, 2002